


<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Spectrum Technical L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                  12-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               DEC-31-1998
<CASH>                                     235,044,325
<SECURITIES>                                         0
<RECEIVABLES>                                4,720,318<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             258,673,911<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               258,673,911<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            49,940,173<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            27,138,803
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             22,801,370
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         22,801,370
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                22,801,370
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $4,002,633 and interest receivable of $717,685.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $18,909,268.
<F3>Liabilities include redemptions payable of $1,339,311,
accrued brokerage fees of $1,439,151 and accrued management fees of $794,015.
<F4>Total revenues include realized trading revenue of $35,224,194, net change in unrealized of $6,612,556 and interest income of $8,103,423.

